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                                                                     Exhibit 9.1


AMENDED AND RESTATED VOTING AGREEMENT

         Amended and Restated Voting Agreement, dated February 28, 1997, among the parties signatory hereto (the "Participants"), which amends and restates that certain voting agreement among the Participants (the "Agreement").

         Pursuant to the terms of the Agreement, the Participants provided for coordinated voting of (i) shares of Concord Camera Corp.'s, a New Jersey corporation (the "Company"), Common Stock ("Common Stock") purchased by the Participants from the Company concurrently with the execution of the Agreement, and (ii) additional shares of Common Stock to be issued to the Participants upon the occurrence of certain events (the "Restricted Stock"). Concurrently with the execution hereof, each of the Participants have entered into agreements with the Company whereby the Company is being relieved of its obligation to issue the Restricted Stock and is granting to each of the Participants options to purchase shares of Common Stock instead (the "Option Shares").

         The Participants desire to provide for coordinated voting of such Common Stock.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, the Participants hereby agree as follows:

         1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

         2. Each of the Participants shall, at all times hereafter, for all matters in which shares of Common Stock are voting (or consent is given with respect to such shares), vote all of the Shares (as hereinafter defined) owned beneficially or of record by such Participant (or by members of such Participant's immediate family or trusts for the benefit thereof) or consent with respect to all of such Shares, as the case may be, as the Participants holding a majority of all of the Shares may determine in their sole discretion.

         As used herein, the term "Shares" means all of the shares of Common Stock acquired by the Participants concurrently with the execution of the Agreement and all the Option Shares, provided, that such shares shall cease to constitute "Shares" at such time as they are no longer held beneficially or of record by the Participants, their estates, members of their immediate families or trusts for the benefit of any members of their immediate families.

         3. To effect the foregoing, (i) each of the Participants is delivering to Ira B. Lampert ("Lampert") an irrevocable proxy in the form attached hereto which shall supersede the irrevocable proxy delivered by each of the Participants to Lampert in connection with the Agreement, and (ii) each of Participants agrees that prior to any transfer by such Participant of Shares to any member of his immediate family or any trust for the benefit of any thereof, such Participant shall cause the transferee (A) to agree in writing with Lampert to be bound by the



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provisions of this Agreement with the same force and effect as if such transferee were an original party hereto, and (B) in furtherance of and without limitation of the foregoing, to execute and deliver to Lampert an irrevocable proxy in the form attached hereto. Each proxy granted by any Participant or transferee pursuant to this Section 3 shall be deemed to be coupled with an interest in favor of Lampert and his substitutes and, as such, shall be irrevocable and shall survive the death, bankruptcy, incompetency or dissolution of such Participant or transferee.

         4. Any certificate representing the Shares shall be legended substantially as follows:

             "The shares represented by this certificate are subject to a certain voting agreement dated as of August 31, 1995, as amended, and an irrevocable proxy, a copy of each of which is on file at the principal office of the Company. The holder of this certificate, by his acceptance hereof, agrees to be bound by all the terms of such agreement, as the same is in effect from time to time."

         5. The legend provided for in Section 4 shall be removed from any certificate at such time as the shares represented thereby no longer constitute Shares under Section 2.

         6. The parties acknowledge that, by virtue of the Agreement, they have formed a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934. In that connection, each of the Participants shall provide to Lampert such information, cooperation and other assistance as he may require so as to enable him to make, on behalf of such group, any and all filings on Schedule 13D required to be made by such group with the Securities and Exchange Commission (including all necessary amendments). Each such Participant shall timely execute such filings if and to the extent required. Each of the Participants shall immediately inform Lampert of any sale or other disposition of Shares by such Participant or any other information of the nature required to be disclosed in any such Schedule 13D.

         7. Each of the Participants shall hereafter, at the reasonable request of Lampert, execute and deliver such other instruments and agreements, and do such further acts and things, as may be necessary or expedient to carry out the provisions of this Agreement.

         8. Lampert reserves the right in his sole discretion at any time hereafter to terminate this Agreement and all irrevocable proxies granted to him hereunder.

         9. This Agreement shall be binding on the parties hereto and their respective personal representatives, heirs, successors and assigns.

         10. This Agreement shall amend and restate in its entirety the Agreement and shall be effective as of December 22, 1996.

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         11. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey without regard to the conflicts of law principles thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



Name:  Ira B. Lampert                        Name:  Steve Jackel


       /s/ Ira B. Lampert                           /s/ Steve Jackel
       ----------------------------                 ----------------------------
             Signature                                   Signature



Name:  Eli Shoer                             Name:  Gary M. Simon


       /s/ Eli Shoer                                /s/ Gary M. Simon
       ----------------------------                 ----------------------------
           Signature                                    Signature



Name:  Arthur Zawodny                        Name:  Lawrence Pesin


       /s/ Arthur Zawodny                           /s/ Lawrence Pesin
       ----------------------------                 ----------------------------
            Signature                                    Signature


Name:  Brian King


       /s/ Brian King
       ----------------------------
          Signature



                               IRREVOCABLE PROXY

     Pursuant to a certain Amended and Restated Voting Agreement, dated as of the date hereof, among Ira B. Lampert and certain other signatories thereto, the undersigned hereby irrevocably appoints Ira B. Lampert, or his nominee ("Lampert"), with full power of substitution, as proxy for the undersigned, and hereby authorizes Lampert to vote the shares of Common Stock of CONCORD CAMERA CORP, (the "Company") specified below and registered or to be registered in the name of the undersigned, at any meeting of the stockholders of the Company, and to execute a consent with respect to such shares, as to any and all matters upon which action is to be taken or consent is to be given by the stockholders of the Company, in such manner as may be determined from time to time by the holders of a majority of shares of Common Stock of the Company governed by such Amended and Restated Voting Agreement (it being understood that the certification by Lampert as to the determination of such holders shall be conclusive evidence of the determination thereof for all purposes hereunder).

     This Irrevocable Proxy shall be deemed to be coupled with an interest in favor of Lampert and, as such, shall be irrevocable and shall survive the death, bankruptcy, incompetency or dissolution of the undersigned.

     Dated: As of December 22, 1996


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                                    AGREEMENT

         AGREEMENT, dated as of January 6, 2000, by Harlan Press ("Press").

         Reference is made to (i) that certain Amended and Restated Voting Agreement, dated February 28, 1997, among Concord Camera Corp., a New Jersey Corporation (the "Company"), and certain other parties signatory thereto (the "Voting Agreement") and (ii) that certain Agreement, dated as of December 7, 1999 by and among George Erfurt ("Erfurt"), the Company and Press (the "Erfurt Agreement").

         Press hereby agrees, for the benefit of the parties to the Voting Agreement, (i) that the shares of common stock of the Company he is purchasing pursuant to the Erfurt Agreement and the shares of common stock of the Company issuable upon exercise of the options he is purchasing pursuant to the Erfurt Agreement shall be deemed to be "Shares" as defined in the Voting Agreement and, as such, shall be subject to the Voting Agreement, and (ii) to be bound by the Voting Agreement with respect to the shares of common stock of the Company issuable upon exercise of the options he is purchasing pursuant to the Erfurt Agreement.

         IN WITNESS WHEREOF, Press has executed this Agreement as of the date first written above.


                                                       /s/ Harlan Press
                                                       ---------------------
                                                       Harlan Press









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                                    AGREEMENT

         AGREEMENT, dated as of July 1, 1998 by Brian King ("King"), Ira Lampert and Keith Lampert.

         Reference is made to (i) that certain Amended and Restated Voting Agreement, dated February 28, 1997, among Concord Camera Corp., a New Jersey Corporation (the "Company"), King, Ira Lampert and Keith Lampert and certain other parties signatory thereto (the "Voting Agreement") and (ii) that certain Agreement, dated July 1, 1998 by and among Steve Jackel ("Jackel"), the Company, King, Ira Lampert and Keith Lampert (the "Jackel Agreement").

         Each of King, Ira Lampert and Keith Lampert hereby agrees, for the benefit of the parties to the Voting Agreement, (i) that the shares of common stock of the Company he is purchasing pursuant to the Jackel Agreement and the shares of common stock of the Company issuable upon exercise of the options he is purchasing pursuant to the Jackel Agreement shall be deemed to be "Shares" as defined in the Voting Agreement and, as such, shall be subject to the Voting Agreement, and (ii) to be bound by the Voting Agreement with respect to the shares of common stock he is purchasing pursuant to the Jackel Agreement and the shares of common stock of the Company issuable upon exercise of the options he is purchasing pursuant to the Jackel Agreement.

         IN WITNESS WHEREOF, King, Ira Lampert and Keith Lampert have executed this Agreement as of the date first written above.



                                        ______________________________
                                        Brian King


                                        ______________________________
                                        Ira Lampert


                                        ______________________________
                                        Keith Lampert










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                                    AGREEMENT

         AGREEMENT, dated as of June 11, 1998 by Brian King ("King") and Keith Lampert ("Lampert').

         Reference is made to (i) that certain Amended and Restated Voting Agreement, dated February 28, 1997, among Concord Camera Corp., a New Jersey Corporation (the "Company"), King, Lampert and certain other parties signatory thereto (the "Voting Agreement") and (ii) that certain Agreement, dated June 11, 1998 by and among Lawrence Pesin ("Pesin"), the Company, King and Lampert (the "Pesin Agreement").

         Each of King and Lampert hereby agrees, for the benefit of the parties to the Voting Agreement, (i) that the shares of common stock of the Company he is purchasing pursuant to the Pesin Agreement and the shares of common stock of the Company issuable upon exercise of the options he is purchasing pursuant to the Pesin Agreement shall be deemed to be "Shares" as defined in the Voting Agreement and, as such, shall be subject to the Voting Agreement, and (ii) to be bound by the Voting Agreement with respect to the shares of common stock he is purchasing pursuant to the Pesin Agreement and the shares of common stock of the Company issuable upon exercise of the options he is purchasing pursuant to the Pesin Agreement.

         IN WITNESS WHEREOF, King and Lampert have executed this Agreement as of the date first written above.

                                              ______________________________
                                              Brian King



                                              ______________________________
                                              Keith Lampert





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                                    AGREEMENT

         AGREEMENT, dated as of April 30, 1998, by Ira B. Lampert ("Lampert").

         Reference is made to (i) that certain Amended and Restated Voting Agreement, dated February 28, 1997, among Concord Camera Corp., a New Jersey Corporation (the "Company"), Lampert and certain other parties signatory thereto (the "Voting Agreement") and (ii) that certain Agreement, dated April 30, 1998 by and among Eli Shoer ("Shoer"), the Company and Lampert (the "Shoer Agreement").

         Lampert hereby agrees, for the benefit of the parties to the Voting Agreement, (i) that the shares of common stock of the Company he is purchasing pursuant to the Shoer Agreement and the shares of common stock of the Company issuable upon exercise of the options he is purchasing pursuant to the Shoer Agreement shall be deemed to be "Shares" as defined in the Voting Agreement and, as such, shall be subject to the Voting Agreement, and (ii) to be bound by the Voting Agreement with respect to the shares of common stock of the Company issuable upon exercise of the options he is purchasing pursuant to the Shoer Agreement.

         IN WITNESS WHEREOF, Lampert has executed this Agreement as of the date first written above.

                                                /s/ Ira B. Lampert
                                                --------------------------------
                                                Ira B. Lampert



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